Exhibit 23.1

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of EnzymeBioSystems, of our report dated October 9, 2014 on our audit of the financial statements of EnzymeBioSystems as of June 30, 2014 and 2013, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and from inception on June 26, 2009 through June 30, 2014, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

October 13, 2014

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors

8250 W. Charleston Blvd., Las Vegas, NV 89117 Phone: (888)727-8251 Fax: (888)782-2351